LICENSE AGREEMENT

                  THIS LICENSE  AGREEMENT  (this  "Agreement") is made and entered into as of October 19, 2000, by and between HomeAccess MicroWeb. Inc.,  ("HOMEACCESS"),  a California corporation having a place of business at 905
Toledo Way, Irvine,  California 92618, and HA Technology,  Inc., a Delaware  corporation having a place of business at 905 Toledo Way, Irvine, California  92618 ("HA").

                  WHEREAS,  HOMEACCESS  has developed a system that allows the user to access the Internet  using a screen  phone,  and has  developed  unique  proprietary  technology  and  know-how,  including  software,  which is incorporated  into the  design,  manufacturing,  marketing,  operation  and  support  of such  technology,  and has developed  methods and  procedures and know-how for the operation of such  technology and owns certain  trademarks, service marks and domain names relating to the system; and

                  WHEREAS,  HA  desires  to  acquire  a  license  for such  intellectual  property  including  such technology, know-how, software, trademarks, service marks, methods and procedures relating to such system.

                  NOW,  THEREFORE,  HOMEACCESS and HA have reached certain agreements with respect to the licensing of such  intellectual  property of HOMEACCESS upon the terms and conditions  more  particularly  described  herein;
and, inasmuch as the parties desire to set forth their agreements and  understandings in writing,  in consideration of the promises,  covenants and matters  hereinafter set forth,  intending to be legally bound hereby,  the parties mutually covenant, contract and agree, each with the other, as follows:

                                                    ARTICLE 1.
                                                    DEFINITIONS

                  As used in this Agreement, the following terms shall have the meanings set forth below:

                  1.01     "Effective Date" means that day and year first above written.

                  1.02     "HOMEACCESS   Intellectual   Property"   means  the  (a)  Technical   Information,   (b)
Improvements,  (c) trademarks and service  marks,  trademark or service mark  applications  and  registrations  and goodwill  related thereto,  listed on Schedule 1 attached hereto  (collectively  "the Marks"),  and (d) copyrights, mask works,  software  and  documentation  (in object code form),  designs,  specifications.  or other  proprietary rights of HOMEACCESS relating to the Products.

                  1.03     "Improvement"  means  any  and  all  improvements,   upgrades,  updates,   enhancements,
additions, successor versions, maintenance releases, bug fixes, corrections,  developments,  variations, derivative works and innovations (whether or not patented or patentable) relating to the HOMEACCESS Intellectual Property.

                  1.04     "Licensed  Product"  shall  mean a Product  which  incorporates  substantial  HOMEACCESS
Intellectual  Property  and/or a Product that would  violate  HOMEACCESS's  rights in the  HOMEACCESS  Intellectual
Property if made, used, sold, offered for sale or imported by an unlicensed third party.

                                                      -1-

                  1.05     "Product"  means  the  technology  and  business  model,  including  without  limitation software,  relating to a system for  accessing  the  Internet  using a screen  phone,  and  telephone  and wireless
communication   services  enabling  access  to  commercial  services  including  financial  and  banking  services, purchasing of various goods and services,  bill  presentation and payment,  electronic mail,  paging,  health care, commercial advertisements, and community-based public service notices.

                  1.06     "Technical   Information"   means  information  which:  (a)  is  in  the  possession  of
HOMEACCESS as of the Effective  Date of this  Agreement;  (b) is freely  licensable by HOMEACCESS and may be freely disclosed to HA by HOMEACCESS  without any obligation to another party; and (c) is reasonably  useful and necessary in the commercial,  use, maintenance,  sale, and production of Products,  including the following  information,  as applicable:  know-how;  show-how;  design drawings;  assembly drawings; bills of material;  product specifications;
application,  maintenance and operation  information;  quality control  specifications;  electrical diagrams;  plot plan;  equipment  specifications;  instrument  specifications;  general  specifications;  description of laboratory equipment and procedures; test data; and preliminary operating manuals.

                  1.07     "Territory"  means the world,  except for the states of Washington,  Nevada,  Oregon and
Pennsylvania in the United States of America, and such other territories as the parties may agree to in writing.

                                                    ARTICLE 2.
                                                      LICENSE

                  2.01     License  to  HOMEACCESS  Intellectual  Property.  HOMEACCESS  hereby  grants  to  HA  an exclusive,  non-transferable,  non-assignable  and fully  paid  license to make,  use,  sell and offer for sale the
HOMEACCESS  Intellectual  Property  in the  Territory  during  the Term (the  "License").  The  License  shall also include  an  exclusive,  non-transferable,  non-assignable  and  fully  paid  right to  sublicense  the  HOMEACCESS
Intellectual  Property in the Territory  during the Term;  provided  that during the first  eighteen (18) months of the Term,  such  sublicense  right  shall be  limited  to those  circumstances  in which,  in the  absence  of such sublicense,  a third-party  purchaser of the Licensed  Product could not use the Licensed  Product for its intended use without  violating the proprietary  rights of HOMEACCESS with respect to the HOMEACCESS  Intellectual  Property
(unless the consent to a broader  sublicense  is obtained  from  HOMEACCESS  which  consent shall not be reasonably withheld.  Such consent shall not be deemed to be unreasonably  withheld,  if HOMEACCESS  reasonably  believes such sublicense would adversely affect the value of HA as a result of such  sublicense).  HOMEACCESS  reserves the right to make,  use,  sell,  offer  for  sale,  and  sublicense  the  HOMEACCESS  Intellectual  Property  outside  of the
Territory.

         Prior to executing any sublicense agreement with a third party, HA shall forward to HOMEACCESS the following information: (i) the name and address of the prospective sublicensee; (ii) the name, address and telephone number of a contact person or authorized representative of the prospective sublicensee; (iii) the
HOMEACCESS Intellectual Property to be licensed; (iv) the number of licensed users; and (v) the location and manner in which the HOMEACCESS Intellectual Property will be used.

         If a HOMEACCESS Bankruptcy Event (as hereinafter defined) occurs, the Territory shall be automatically redefined as the entire world and, in such event, the parties agree to execute any and all documents necessary or appropriate to evidence such expansion.  "HOMEACCESS Bankruptcy Event" means (i) a receiver is appointed for
HOMEACCESS or its property and HOMEACCESS is liquidated or dissolved, (ii) HOMEACCESS makes an assignment for the benefit of its creditors, or (iii) any proceeding is commenced by, for or against HOMEACCESS under any bankruptcy, insolvency or debtor's relief law for the purpose of seeking a reorganization of HOMEACCESS' debts, and such proceeding is not dismissed within ninety (90) calendar days of its commencement.

                                                      -2-

                  2.02     Consideration.   In  consideration  for  the  License  of  the  HOMEACCESS  Intellectual
Property,  HA shall pay HOMEACCESS the sum of two hundred fifty thousand  dollars  ($250,000) in readily  available funds upon the execution of this Agreement.

                  2.03     Ownership.  HA understands and acknowledges  that the HOMEACCESS  Intellectual  Property is  licensed  and not sold  and that  HOMEACCESS  shall  retain  all  right,  title  and  interest  (including  all copyrights,  patents,  service  marks,  trademarks,  trade secret rights,  domain names and any other  intellectual property  rights,  including the goodwill  associated  with such rights) in the HOMEACCESS  Intellectual  Property.
Nothing contained in this Agreement,  except the License,  shall be deemed to convey to HA any right or interest in the HOMEACCESS Intellectual Property.

                                                    ARTICLE 3.
                                             QUALITY CONTROL OF MARKS

                  3.01     Proper  Use. HA agrees  that all use of the Marks  shall only occur in  connection  with the Licensed  Products and shall be in strict  compliance  with the terms of this  Agreement.  HA may use the Marks only in connection  with the promotion of the Licensed  Products.  HA undertakes and agrees not to use the Marks in any manner  whatsoever which,  directly or indirectly,  would derogate or detract from the Licensed Products repute and to use the  Marks  in  conformance  with  HOMEACCESS'  trademark  guidelines  ("Trademark  Guidelines"),  which
Trademark  Guidelines  will be provided  by and may be revised by  HOMEACCESS  from time to time.  HA agrees not to use any other  trademark or service mark in combination  with the Marks.  HA has no right to  sublicense,  transfer or assign the use of the Marks or use the marks for any other  purposes  other than the purpose  described  herein.
HA may not use the Mark in  connection  with,  or for the benefit of, any third  party's  products or services.  HA will not remove,  alter or destroy any Mark,  copyright  markings or notices  placed upon or  contained  within the
HOMEACCESS Intellectual Property.

                  3.02     Quality  Standards.  HA agrees to maintain a level of quality of the  Licensed  Products and  services  related  thereto and in  connection  with the Marks  wherein  such level of quality  shall be to the satisfaction  of  HOMEACCESS.  HA further  agrees to maintain a level of quality in connection  with its use of the
Marks.

                  3.03     Monitoring  By  Licensor.  HA  acknowledges  that  HOMEACCESS  does  have  the  right to periodically  monitor  HA's  use  of the  Marks  in  conjunction  with  the  Licensed  Products.  Upon  request  by
HOMEACCESS,  HA shall provide HOMEACCESS with  representative  samples of each such use prior to the time the Marks are  published  on the  Internet or in press  materials  or  marketing  or  advertising  materials.  If  HOMEACCESS determines  that HA is using the Marks  improperly,  and/or in connection  with the Licensed  Products which do not meet the  standards  set forth in  Sections  3.01 and 3.02,  HOMEACCESS  shall  notify HA, and HA shall  remedy the improper use within two (2) business days  following  receipt of such notice from  HOMEACCESS.  Use of the Marks on goods or services other than the Licensed Products in a manner  inconsistent with the Trademark  Guidelines,  or in connection  with an  infringement  of  HOMEACCESS' or a third party's  rights,  including but not limited to rights under  trademark,  patent,  trade secret or copyright laws constitute a material breach of this Agreement.  If such material breach has not been cured within two (2) business days following  receipt of notice from HOMEACCESS,  this
Agreement shall be terminated.

                  3.04     Legend and  Disclaimer.  HA shall  include with any online  publication  or  publication in print of the Marks a legend  indicating  that the  Marks are those of  HOMEACCESS,  used  under  license,  and a disclaimer  that HA and not HOMEACCESS has produced the Licensed  Products  related  thereto and is responsible for the content thereof.

                                                      -3-

                                                    ARTICLE 4.
                                                   IMPROVEMENTS

                  4.01     Improvements.  HOMEACCESS  shall own all  Improvements  to the  HOMEACCESS  Intellectual
Property whether  developed or created by HOMEACCESS,  HA or jointly by the parties.  HOMEACCESS may at its expense file patent  applications or copyright  applications  anywhere in the world on any such Improvements,  and title to any such patent  application  and copyright  application  shall be and remain  exclusively in HOMEACCESS.  HA shall cooperate  fully with  HOMEACCESS,  but at  HOMEACCESS's  expense,  in the  preparation and prosecution of any such patent  application  and copyright  application  and in the  maintenance and enforcement of any patent or copyright registration  that may  issue  therefrom.  Each  party  shall  disclose  promptly  to the  other  party  any of its
Improvements  to the HOMEACCESS  Intellectual  Property,  and such  Improvements  shall  automatically  be included within the definition of HOMEACCESS Intellectual Property.

                  4.02     Infringement.  HA  shall  give  prompt  notice  to  HOMEACCESS  of any  infringement  or suspected infringement or misappropriation of HOMEACCESS  Intellectual  Property.  HOMEACCESS shall be obligated to take  appropriate  legal action,  in accordance  with good  commercial  judgement,  to cease such  infringement  or suspected  infringement  or  misappropriation  of  HOMEACCESS  Intellectual  Property,  and HA shall at its expense render reasonable  assistance to HOMEACCESS in connection  therewith.  HOMEACCESS shall bear all other expenses and shall be entitled to all recoveries and/or settlements resulting from any such action.

                                                    ARTICLE 5.
                                   DISCLAIMER OF WARRANTIES AND INDEMNIFICATION

                  5.01     Limited  HOMEACCESS  Intellectual  Property  Warranty.   EXCEPT  AS  OTHERWISE  PROVIDED
HEREIN,  TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW,  HOMEACCESS AND ITS SUPPLIERS  DISCLAIM ALL WARRANTIES,
EITHER EXPRESS OR IMPLIED,  INCLUDING,  BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTIBILITY AND FITNESS FOR A
PARTICULAR PURPOSE WITH RESPECT TO THE HOMEACCESS INTELLECTUAL PROPERTY OR THE LICENSED PRODUCT.

                  5.02     HOMEACCESS's Indemnification.

                  (a)  HOMEACCESS  shall  indemnify and hold HA harmless from and against any and all  liabilities, obligations,  damages,  losses, claims,  encumbrances,  costs and expenses,  including attorney's fees and costs  (collectively  "Losses")  to which HA may  become  subject  as a result of any (i)  claim,  demand, action or  proceeding  by any third party to the extent such Losses arise  directly or  indirectly  out of the  breach  of this  Agreement  by  HOMEACCESS  or  (ii)  claim,  action,  suit  or  proceeding  claiming infringement  of any  patents,  copyrights,  trademarks  or trade secret  rights  involved in the Licensed
         Product,  provided  such  claim,  action,  suit or  proceeding  is not the result of any  modification  or addition by HA to the HOMEACCESS Intellectual Property.

                  (b) If there is an  adjudication  that the use by HA of the HOMEACCESS  Intellectual  Property is
         an infringement or misappropriation,  or if the use of such HOMEACCESS  Intellectual Property is enjoined, in  addition to its  indemnification  obligation,  HOMEACCESS  shall,  at its  expense,  use  commercially reasonable  efforts to either:  (i)  procure  for HA the past and future  rights  granted to HA  hereunder with  respect  to the  allegedly  infringing  portion of the  HOMEACCESS  Intellectual  Property;  or (ii)
         replace or modify the  allegedly  infringing  portion to make such portion  non-infringing,  provided that the replacement or modified  portion  provides  substantially  the same  functionality  as the replaced or original portion;  and upon failure to complete (i) or (ii),  HOMEACCESS shall, at its expense,  reimburse

                                                      -4-

         HA for the total  amount of its  license fee paid  hereunder,  after  giving  effect to the length of time that HA has had use of the HOMEACCESS Intellectual Property.

                  (c) THIS SECTION 5.02 STATES  HOMEACCESS'S  ENTIRE OBLIGATION AND LIABILITY TO HA WITH RESPECT TO
         ANY CLAIM REGARDING ALLEGED  INFRINGEMENT OR MISAPPROPRIATION  OF THE INTELLECTUAL  PROPERTY RIGHTS OF ANY
         THIRD PARTY.

                  Section 5.03      HA's Indemnity.

                  (a) HA shall defend  HOMEACCESS  against any Losses to which  HOMEACCESS  may become subject as a result of any claim,  demand,  action or  proceeding  by any third party to the extent  such Losses  arise directly or  indirectly  out of (i) the breach of this  Agreement by HA or (ii) that any  modification  or addition to the  HOMEACCESS  Intellectual  Property  made by or for HA infringes a published  intellectual property right of a third party.

                  (b) THIS SECTION 5.03 STATES HA'S ENTIRE  OBLIGATION AND LIABILITY TO HOMEACCESS  WITH RESPECT TO
         ANY CLAIM REGARDING ALLEGED  INFRINGEMENT OR MISAPPROPRIATION  OF THE INTELLECTUAL  PROPERTY RIGHTS OF ANY
         THIRD PARTY.

                  5.04     Limitation  on  Liability.   IN  NO  EVENT  SHALL  EITHER  PARTY  OR  THEIR   RESPECTIVE
DIRECTORS,  OFFICERS,  PARENT COMPANY,  AND AFFILIATES,  LICENSORS,  AND SUPPLIERS,  BE LIABLE FOR ANY LOST DATA OR
CONTENT, LOST PROFITS, BUSINESS INTERRUPTION OR FOR ANY INDIRECT,  INCIDENTAL,  SPECIAL,  CONSEQUENTIAL,  EXEMPLARY
OR PUNITIVE  DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE HOMEACCESS  INTELLECTUAL  PROPERTY,  EVEN
IF THE OTHER PARTY HAS BEEN ADVISED OF THE  POSSIBILITY OF SUCH DAMAGES AND  NOTWITHSTANDING  ANY ASSERTED  FAILURE
OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

                                                    ARTICLE 6.
                                               TERM AND TERMINATION

                  6.01     Term.  Unless  terminated in accordance  with this Article 6, the term of this Agreement shall be for perpetuity from the Effective Date hereof.

                  6.02     Termination.

                  (a)      HOMEACCESS  may terminate  this  Agreement  immediately  (i) in accordance  with Section
         3.03,  (ii) if HA breaches a material  term of this  Agreement and fails to cure such breach within thirty
         (30) days after  receiving  written  notice of such breach (unless such breach can not reasonably be cured in such thirty (30) day period,  in which event such cure period  shall be extended so long as HA is using commercially  reasonable  efforts to cure such  default,  but in no event  greater than ninety (90) days), and (iii) if HA fails to pay any amount due hereunder and such  non-payment  remains  uncured for five (5)
         business days following written notice to HA of non-payment; and

                  (b)      either party may terminate  this  Agreement  immediately  in the event (i) a receiver is appointed for the other party or its property or such other party is  liquidated  or  dissolved,  (ii) the other party makes an  assignment  for the benefit of its  creditors or (iii) any  proceeding  is commenced by, for or against  the other  party  under any  bankruptcy,  insolvency  or  debtor's  relief law for the

                                                      -5-

         purpose of seeking a  reorganization  of such party's debts,  and such proceeding is not dismissed  within ninety (90) calendar days of its commencement.

                  6.03     Effect of  Termination.  Upon the  termination  of this  Agreement  for any reason:  (a)
each party  shall  retain its rights  against  the other  party in respect of any past  breach,  in addition to any other rights,  powers or remedies  provided at law or in equity,  (b) the License shall  terminate and no longer be of any force or effect,  and (c) within (30) days after the date of  termination,  HA shall  immediately  cease the use, sale,  offer for sale and manufacture of the Licensed  Products and shall destroy all HOMEACCESS  Intellectual
Property.

                  6.04     Bankruptcy.  In the event that  HOMEACCESS  as a debtor in  possession,  or a trustee in bankruptcy  under the U.S.  Bankruptcy  Code,  rejects this  Agreement or HA's right to continue the License  under this Agreement,  HA may elect to retain its license rights under this Agreement by paying all applicable  fees, and otherwise acting in accordance with Section 365(n) of the U.S.  Bankruptcy  Code.  Thereafter,  neither  HOMEACCESS as debtor in possession,  nor a trustee in bankruptcy,  shall interfere with the rights of HA to use the HOMEACCESS
Intellectual Property in accordance with the terms of this Agreement.

                  6.05     Survival.  The following  provisions  shall survive the  termination  of this  Agreement for any reason: Sections 2.03, 4.01, 4.02, 8.06 and Articles 5 and 7.

                                                    ARTICLE 7.
                                        PROTECTION OF TECHNICAL INFORMATION

                  7.01     Confidential  Information.  "Confidential  Information"  means any and all technical and nontechnical  information,  including  but  not  limited  to  patent,  copyright,  trade  secret,  and  proprietary information,  techniques,  and software programs related to the current,  future and proposed products and services of a party, as well as any trade information,  process, technique,  algorithm,  computer program (source and object codes),  design,  drawing formula,  test data,  financial data and budgetary  information,  income or sales data or projections,  purchasing,  customer  lists,  business  development  plans and forecasts,  sales and  merchandising, marketing  plans,  concepts,  records and files,  and information  that a party discloses or that is otherwise made available to the other party, in writing or electronic form, pursuant to this Agreement.

                  7.02     Protection  of  Confidential   Information.   Each  party  retains  sole  and  exclusive
ownership to its own Confidential  Information.  Neither party will disclose,  publish,  communicate or divulge any of the other party's  Confidential  Information  to any third party or use such  Confidential  Information  for any purpose except to accomplish the intent of this  Agreement,  except either as allowed in this Agreement or with the other party's prior written  consent.  Each party  receiving  Confidential  Information  under this  Agreement will protect  such  Confidential  Information  with the same  degree  of care it uses to  protect  its own  Confidential
Information  of a similar  nature,  but never less than a  reasonable  degree of care.  Each party  agrees that the other  party's  Confidential  Information  will be disclosed or made  available  only to those of its employees who need to know  such  information  and are  aware of the  confidentiality  obligations  hereunder  or to  independent contractors who are obliged to treat the Confidential  Information in a manner  consistent with all the obligations under this Agreement or as otherwise necessary to exercise the rights set forth in this Agreement.

                  7.03     Exceptions.  A party has no  obligation to maintain the  confidentiality  of, or refrain from using,  Confidential  Information of the other party that (a) the receiving party knew prior to receiving from the  disclosing  party as evidenced by written  records  maintained  in the  ordinary  course of business;  (b) the receiving  party  independently  develops  or has  developed  by  individuals  who do not have  access to the other party's  Confidential  Information;  (c) has become  publicly  available  other than as a result of any  default or wrongful or negligent  act or omission by the receiving  party;  (d) the receiving  party has  rightfully  received

                                                      -6-

from a third party under no  obligation of  confidentiality  prohibiting  such  disclosure;  or (e) the  disclosing party has  approved  for  release  by written  authorization.  In the event that a party is  required  to  disclose
Confidential  Information pursuant to applicable law or judicial or administrative  government  proceedings,  then, prior to the  required  disclosure,  the  receiving  party  shall give notice to the  disclosing  party so that the disclosing  party may take  reasonable  steps to oppose or limit the  required  disclosure  and that the  receiving party does not disclose any more information than necessary to comport with the law or order.

                  7.04     Injunctive  Relief.  Each party  acknowledges  and agrees that (a) the  restrictions and obligations  contained in this Article 7 are  reasonable  and  necessary  to protect the other  party's  legitimate interests;  (b) in the event of a violation of these  restrictions  or a breach of these  obligations,  remedies at law shall be  inadequate  and such  violation or breach may cause  irreparable  damages to the other party within a short period of time; and (c) the  non-disclosing  party shall be entitled to injunctive  relief,  without  posting bond or other  security,  against  each and every such  violation or breach,  provided  the party  charged is given lawful notice of the proceeding and an opportunity to appear therein.

                                                    ARTICLE 8.
                                                      GENERAL

                  8.01     Independent Contractor.   The  relationship  created  by  this  Agreement  is  one  of independent contractors, and not partners, franchisees or joint venturers. No employees,  consultants,  contractors or agents of one party are employees,  consultants,  contractors or agents of the other party, nor do they have any authority  to bind the other  party by contract or  otherwise  to any  obligation,  except as  expressly  set forth herein. Neither party will represent to the contrary, either expressly, implicitly or otherwise.

                  8.02     Miscellaneous.  This  Agreement  and  the  Schedules  attached  hereto  and  made a part hereof,  constitute the complete and exclusive  agreement between HOMEACCESS and HA and supersede all prior oral or written  understandings  or agreements not  specifically  incorporated  herein.  This Agreement may not be modified except in a writing duly signed by an authorized  officer of HOMEACCESS  and HA. If any provision of this Agreement is held to be unenforceable  for any reason,  such provision shall be reformed only to the extent necessary to make
it  enforceable,   and  such  decision  shall  not  affect  the   enforceability  of  such  provision  under  other
circumstances,  or of the remaining provisions hereof under all circumstances.  Headings shall not be considered in interpreting this Agreement.

                  8.03     Binding Effect.  All covenants,  representations,  warranties and other  stipulations in this  Agreement,  given by or on behalf of any of the  parties  hereto,  shall bind and inure to the benefit of the respective  successors and assigns of the parties hereto.  Notwithstanding  Section 2.01 hereof, the license rights set forth in Section 2.01 shall be assignable commencing after the first eighteen (18) months of the Term.

                  8.04     Cumulative  Powers.  No  remedy  herein  conferred  upon a party  to this  Agreement  is intended to be exclusive of any other  remedy,  and each such remedy shall be  cumulative  and in addition to every other remedy given hereunder or now or hereafter existing at law, or in equity or by statute or otherwise.

                  8.05     Notices.  Any notice,  request,  instruction,  or other  document to be given must be in writing and delivered  personally  or sent by certified  mail or by United  States  Express  Mail,  postage or fees prepaid,  or by FedEx to any such party at its  address  set forth on the first page of this  Agreement.  Notice so given shall be deemed given and received (i) if by registered  mail on the third (3rd) day after  mailing;  (ii) by personal delivery on the date of personal  delivery;  and (iii) if by overnight  courier,  on the next business day following the day such notice is delivered to the courier service.

                                                      -7-

                  8.06     Waiver.  Failure or delay on the part of either  party to  exercise  any right,  remedy, power,  privilege or option  hereunder  which is not subject to an express time limitation with respect to exercise shall not operate or be construed to operate as a waiver  thereof.  A waiver,  to be effective,  must be in writing and be signed by the party making the waiver.  No written waiver of any term or condition of this  Agreement  shall operate or be  construed  to operate as a waiver of any other term or  condition,  nor shall any written  waiver of any  breach or  default  operate or be  construed  to operate as a waiver of any other  breach or default or of the same type of breach or default on a  subsequent  occasion  or operate or be  construed  to operate as a  continuing waiver.

                  8.07     Counterparts.  This  Agreement  may be  executed  in two or more  counterparts,  each of which shall be deemed an original, and which together shall constitute but one and the same instrument.

                  IN WITNESS  WHEREOF,  the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                                     HOMEACCESS

                                                     By:  /s/ Mark DiCamillo
                                                         ---------------------------
                                                              Name:   Mark DiCamillo
                                                              Title:  Vice President

                                                     HA

                                                     By:  /s/ Jerry Conrad
                                                          ---------------------------
                                                              Name:  Jerry Conrad
                                                              Title: President

                                                      -8-

                                                    SCHEDULE 1
                                                 HOMEACCESS MARKS
                                                 ----------------

Mark                                  Serial No.                          Registration Number
----                                  ----------                          -------------------
Home Access                           75-019,859                          2,074,636